                      [LETTERHEAD OF NEDELMAN ROMZEK WOLF]

                                  July 13, 2000



Securities and Exchange Commission
450 5th Street, N.W.
Judiciary Plaza
Washington, D.C.  20005

Re:      Secom General Corporation
         Commission File No.:  0-14299
         Our File No.: 0625.003

Dear Sir/Madam:

         Pursuant to the regulations of the Securities and Exchange Commission, submitted herewith for filing on behalf of Secom General Corporation (the "Company") is the Company's Preliminary Proxy Statement for the Annual Meeting of Stockholders. In addition to the election of directors and ratification of the selection of independent auditors, the stockholders will be asked to approve a Plan of Liquidation and Dissolution as described in the proxy. This filing is being effected by direct transmission to the Commission's EDGAR system.

         If you have any questions or comments regarding this filing, please contact the undersigned at (248) 353-4400.

                                        Sincerely,

                                        NEDELMAN ROMZEK WOLF

                                        /s/ Linda Paullin-Hebden

                                        Linda Paullin-Hebden

                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [X] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2).

     [ ] Definitive proxy statement.

     [ ] Definitive additional materials.

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12.

                           SECOM GENERAL CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [ ] No fee required.

     [X] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:
         Common Stock, Par Value $.10 per Share
--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

         1,029,124
--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         Average of high and low prices for Secom General Corporation as of
         July 11, 2000 which was $10.56.
--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:
         10,870,122.25
--------------------------------------------------------------------------------

     (5) Total fee paid:
         $2,174.02
--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     (3) Filing Party:

--------------------------------------------------------------------------------

     (4) Date Filed:

--------------------------------------------------------------------------------

                        [Secom General Corporation Logo]

                                                                   July __, 2000

Dear Stockholder:

         You are cordially invited to attend the Annual Meeting of Stockholders of Secom General Corporation ("Secom") to be held at _________________________, Novi, Michigan _____, on August 24, 2000 at 10:00 a.m.

         At the meeting, you will be asked to approve a Plan of Liquidation and Dissolution for Secom. This proposal is being offered because the Board believes that, if adopted, a Plan of Liquidation would enhance stockholder value. Because of the uncertainties as to the precise net realizable value of our assets and the ultimate settlement amount of our liabilities, it is impossible to predict with certainty the aggregate net values which will ultimately be distributed to our stockholders or the timing of distributions if the Plan of Liquidation is approved. However, based upon information presently available to us, we believe our stockholders could receive proceeds from a liquidation of approximately $13 per common share with the initial distribution of liquidation proceeds of approximately $10 per common share to occur in or around October 2000. We currently anticipate that the majority of the remaining proceeds from the liquidation would be distributed over a period of 3 1/2 years.

         The Board of Directors believes that this proposal is in the best interests of Secom and its stockholders and urges you to vote in favor of this proposal.

         The attached materials consist of a Notice of Annual Meeting of Stockholders and a proxy statement describing the proposed Plan of Liquidation and Dissolution, as well as the details as to other matters to be presented at the meeting. You are urged to read these materials in their entirety.

         The Board of Directors has fixed the close of business on June 30, 2000, as the record date for the meeting. Only stockholders of record on that date are entitled to notice of, and to vote at, the meeting or any adjournments or postponements of the meeting.

         Whether or not you plan to attend the meeting, we urge you to sign and return the enclosed proxy so that your shares will be represented at the meeting. If you so desire, you can withdraw your proxy and vote in person at the meeting.

                                   Sincerely,

                             The Board of Directors
                            Secom General Corporation

                                     NOTICE

                       [ SECOM GENERAL CORPORATION LOGO ]

                         ANNUAL MEETING OF STOCKHOLDERS

                                 AUGUST 24, 2000

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Secom General Corporation ("Secom" or the "Company"), a Delaware corporation, will be held at 10:00 a.m., Eastern Standard Time, on August 24, 2000, at the
              located at               , Novi, Michigan         , to consider
and act upon the following items of business:

         1. To approve and adopt the Plan of Liquidation and Dissolution attached as Exhibit A to the Proxy Statement.

         2. To elect four directors to serve until the next annual Meeting of Stockholders and until their successors are duly elected.

         3. To ratify and approve the selection of Rehmann Robson, P.C. as independent auditors for the fiscal year ending September 30, 2000.

         4. To transact such other business as may properly come before the Meeting or any adjournment thereof.

         All of the above matters are more fully described in the accompanying Proxy Statement. Only record holders of Common Stock at the close of business on June 30, 2000, are entitled to notice of and to vote at the meeting or any adjournment or adjournments thereof. A list of all stockholders as of June 30, 2000, will be open for inspection at the Annual Meeting.

                                          By Order of the Board of Directors,

                                          /s/ Scott J. Konieczny

                                          SCOTT J. KONIECZNY
                                          Secretary

         ALL STOCKHOLDERS ARE INVITED TO ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND MAIL THE ENCLOSED PROXY CARD PROMPTLY SO THAT YOUR SHARES MAY BE REPRESENTED AT THIS MEETING AND TO ENSURE A QUORUM. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES USING THE ACCOMPANYING ENVELOPE. IF YOU ATTEND THE MEETING, YOU MAY WITHDRAW YOUR PROXY AND VOTE YOUR SHARES. PROXIES CAN ALSO BE REVOKED BY SUBMITTING A NEW PROXY WITH A LATER DATE OR BY DELIVERING WRITTEN INSTRUCTIONS TO THE SECRETARY OF SECOM.

         When completing your Proxy Card, please sign your name as it appears printed. If signing as an attorney, executor, administrator, trustee or guardian, please give your full title. A Proxy executed by a corporation must be signed by an authorized officer.

Novi, Michigan
July    , 2000

                                TABLE OF CONTENTS

QUESTIONS AND ANSWERS ABOUT THE PROPOSALS.........................................................................4

PROXY STATEMENT...................................................................................................6

SOLICITATION OF PROXIES...........................................................................................6

PRINCIPAL STOCKHOLDERS............................................................................................7
         SECURITY OWNERSHIP OF MANAGEMENT.........................................................................7

PROPOSAL 1; TO APPROVE AND ADOPT THE PLAN OF
         LIQUIDATION AND DISSOLUTION..............................................................................9

GENERAL  .........................................................................................................9

BACKGROUND AND REASONS FOR THE PLAN;
         DIRECTORS' RECOMMENDATION................................................................................9

PRINCIPAL PROVISIONS OF THE PLAN.................................................................................11
         CESSATION OF BUSINESS ACTIVITIES........................................................................11
         LIQUIDATION OF ASSETS...................................................................................11
         CERTIFICATE OF DISSOLUTION..............................................................................11
         PAYMENT OF DEBTS........................................................................................11
         DISTRIBUTIONS TO STOCKHOLDERS...........................................................................12
         POWERS OF BOARD AND OFFICERS............................................................................12
         CANCELLATION OF STOCK...................................................................................12
         RESTRICTIONS ON TRANSFER OF SHARES......................................................................13
         LIQUIDATING TRUST.......................................................................................13
         COMPENSATION............................................................................................13
         INDEMNIFICATION.........................................................................................13

ESTIMATE OF LIQUIDATION PROCEEDS.................................................................................13

CONTINGENCIES; CREDITORS.........................................................................................13

RISK OF DELISTING FROM NASDAQ....................................................................................14

LISTING AND TRADING OF INTERESTS IN THE LIQUIDATING TRUST........................................................14

ABSENCE OF APPRAISAL RIGHTS......................................................................................15

REGULATION DURING LIQUIDATION....................................................................................15

MATERIAL FEDERAL INCOME TAX CONSEQUENCES.........................................................................15
         GENERAL.................................................................................................15
         CONSEQUENCES TO THE COMPANY.............................................................................15
         CONSEQUENCES TO THE STOCKHOLDERS........................................................................15
         LIQUIDATING TRUST.......................................................................................16

TAXATION OF NON-UNITED STATES STOCKHOLDERS.......................................................................16
         STATE AND LOCAL TAX.....................................................................................16

DESCRIPTION OF THE COMPANY.......................................................................................17

INTERESTS OF CERTAIN PERSONS IN THE LIQUIDATION..................................................................18

ACCOUNTING TREATMENT.............................................................................................18

INCORPORATION BY REFERENCE.......................................................................................18

PROPOSAL 2; ELECTION OF DIRECTORS................................................................................23
         CERTAIN INFORMATION REGARDING THE NOMINEES..............................................................24
         DIRECTORS' COMMITTEES AND MEETINGS......................................................................24

PROPOSAL 3; RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS..........................................25

EXECUTIVE OFFICERS...............................................................................................25

EXECUTIVE COMPENSATION...........................................................................................25
         SUMMARY OF COMPENSATION.................................................................................25
         SUMMARY COMPENSATION TABLE..............................................................................25
         AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
              AND FISCAL YEAR-END OPTION VALUED..................................................................26
         COMPENSATION PURSUANT TO STOCK OPTIONS..................................................................26
         1991 NON-QUALIFIED STOCK OPTION PLAN....................................................................26
         COMPENSATION OF DIRECTORS...............................................................................27
         BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION...........................................27
         GENERAL  ...............................................................................................27
         SALARIES AND BONUSES....................................................................................27
         STOCK OPTIONS...........................................................................................28
         FISCAL 1999 COMPENSATION CONCERNING CHIEF EXECUTIVE OFFICER.............................................28
         COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION.............................................28
         COMPANY PERFORMANCE.....................................................................................29

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN.....................................................................29

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS...................................................................29

OTHER MATTERS....................................................................................................29
         PROPOSALS FOR 2001 ANNUAL MEETING.......................................................................30
         ANNUAL REPORT AND FORM 10-K.............................................................................30

                    QUESTIONS AND ANSWERS ABOUT THE PROPOSALS

Q:       WHAT WILL BE VOTED ON AT THE ANNUAL MEETING?

A: Three proposals will be voted on at the Annual Meeting; whether to approve a Plan of Liquidation and Dissolution, the election of four directors, and the ratification of the selection of our independent public accountants.


Q:       WHAT WILL HAPPEN IF THE PLAN OF LIQUIDATION IS APPROVED?

A: If the Plan of Liquidation is approved, we will liquidate our remaining assets, satisfy our remaining obligations and make distributions to our Stockholders of available liquidation proceeds.

Q: WHEN WILL THE STOCKHOLDERS RECEIVE ANY PAYMENT FROM THE LIQUIDATION OF THE COMPANY?

A: We anticipate that an initial distribution of liquidation proceeds will be made to the stockholders in or around October 2000. Thereafter, as we liquidate our remaining assets and properties we will distribute available liquidation proceeds to stockholders as the Board deems appropriate. We anticipate that the majority of the remaining liquidation proceeds will be distributed over a period of 3 1/2 years.

Q: WHAT IS THE AMOUNT OF THE PAYMENT THAT STOCKHOLDERS WILL RECEIVE FROM THE LIQUIDATION OF THE COMPANY?

A: Because of the uncertainties as to the precise net realizable value of our assets and the ultimate settlement amount of our liabilities, it is impossible to predict with certainty the aggregate net values which will ultimately be distributed to our stockholders. However, based upon information presently available to us, we believe our stockholders could, over time, receive proceeds from a liquidation of approximately $13 per common share with the initial distribution of liquidation proceeds approximating $10 per common share.

Q:       WHAT DO THE COMPANY STOCKHOLDERS NEED TO DO NOW?

A: After carefully reading and considering the information contained in this Proxy Statement, each Secom stockholder should complete and sign his or her proxy and return it in the enclosed return envelope as soon as possible so that his or her shares may be represented at the meeting. A majority of shares entitled to vote must be represented at the meeting to enable Secom to conduct business at the meeting.


Q: CAN THE COMPANY STOCKHOLDERS CHANGE THEIR VOTE AFTER THEY HAVE MAILED THEIR SIGNED PROXIES?

A: Yes. A stockholder can change his or her vote at any time before proxies are voted at the meeting. Each stockholder can change his or her vote in one of three ways. First, a stockholder can send a written notice to our Secretary, Scott Konieczny, at our executive offices, stating that he or she would like to revoke his or her proxy. Second, a stockholder can complete and submit a new proxy. If a stockholder chooses either of these two methods, he or she must submit the notice of revocation or the new proxy to the Company. Third, a stockholder can attend the meeting and vote in person.


Q: IF THE COMPANY SHARES ARE HELD IN "STREET NAME" BY A STOCKHOLDER'S BROKER, WILL THE BROKER VOTE THESE SHARES ON BEHALF OF THE STOCKHOLDER?

A: A broker will vote Company shares only if the holder of these shares provides the broker with instructions on how to vote. Stockholders should follow the directions provided by their brokers regarding how to instruct brokers to vote the shares.

Q:       CAN I STILL SELL MY SHARES OF COMPANY COMMON STOCK?

A: If the Plan of Liquidation is approved by the stockholders, it is likely that we will not be able to maintain continued compliance with Nasdaq's listing requirements or that Nasdaq will take action to delist our securities from their Smallcap Market System. If our Common Stock is delisted from Nasdaq, trading, if any, would thereafter be conducted on the over-the-counter market in the so-called "pink sheets" or on the "Electronic Bulletin Board" of the National Association of Securities Dealers, Inc. Consequently, stockholders may find it more difficult to dispose of, or to obtain accurate quotations as to the price of the

         Common Stock. In addition, it is likely that we will restrict transfers of our Common Stock after filing the certificate of dissolution with the State of Delaware.

Q:       WHO CAN HELP ANSWER QUESTIONS?

A: If you have any additional questions about the proposed Plan of Liquidation or if you need additional copies of this Proxy Statement or any public filings referred to in this Proxy Statement, you should contact: SCOTT KONIECZNY, CHIEF FINANCIAL OFFICER AT (248) 305-9410. Our public filings can also be accessed at the SEC's web site at www.sec.gov.

                                 PROXY STATEMENT

[ Secom General Corporation Logo ]

                             SOLICITATION OF PROXIES

         The enclosed Proxy is solicited by our Board of Directors for purposes set forth in this Notice for Annual Meeting of Stockholders (the "Annual Meeting" or "Meeting") of Secom General Corporation. The terms "we," "our," "Secom" and the "Company" as used in this Proxy Statement refers to Secom General Corporation and, if applicable, its subsidiaries. The term "you" refers to the stockholders of Secom General Corporation. The solicitation is being made by mail and we may also use our officers and regular employees to solicit proxies from stockholders either in person or by telephone, facsimile or letter without additional compensation. We will pay the cost for solicitation of proxies, including preparation, assembly and mailing the proxy statement and proxy. Such costs normally include charges from brokers and other custodians, nominees and fiduciaries for the distribution of proxy materials to the beneficial owners of our Common Stock.

         Our Common Stock is the only outstanding class of voting securities. Each stockholder of record at the close of business on June 30, 2000, (the "record date") is entitled to vote at the Meeting. As of the close of business on the record date, there were 1,029,124 shares of Common Stock outstanding. Each share is entitled to one vote on each of the matters to come before the Meeting and is not entitled to cumulative voting rights. A majority of the outstanding shares of Common Stock will constitute a quorum for the Meeting.

         Proxies returned to us or our transfer agent, American Stock Transfer and Trust Company ("Transfer Agent"), and properly executed will be voted in accordance with stockholders' instructions. You specify your choice by appropriately marking the enclosed Proxy card. Brokers holding shares for the account of their clients may vote such shares in the manner directed by their clients. Properly executed proxies that are marked abstain or held in street name by brokers that are not voted on one or more proposals, if otherwise voted on at least one proposal ("broker non-votes"), will be included in the number of shares present at the Meeting for the purpose of determining whether a quorum exists for the conduct of business. Abstentions have the same effect as a vote against the proposal for which such abstention applies while broker non-votes are not treated as a vote for or a vote against any of the proposals to which such broker non-votes applies. Any Proxy which is timely signed and returned with no other markings will be voted in accordance with the recommendation of our Board. The Proxies also give the Board discretionary authority to vote the shares represented thereby on any matter which was not known as of the date of this Proxy Statement and is properly presented for action at the Meeting.

         The execution of a Proxy will in no way affect your right to attend the Meeting and vote in person. You have the right to revoke your Proxy prior to the Meeting by giving notice to our Secretary, Scott Konieczny, at our executive offices. You may also complete and submit a new proxy prior to the Meeting or you may revoke a previously submitted proxy at the Meeting by giving notice to our Secretary at the Meeting.

         For convenience in voting your shares on the enclosed Proxy card, we have enclosed a postage-paid return envelope to our Transfer Agent who will assist in tabulating the stockholder vote. Secom's mailing address is 46035 Grand River Avenue, Novi, Michigan 48374, our telephone number is (248) 305-9410 and facsimile number is (248) 347-2829.

         The approximate mailing date of this Proxy Statement and related proxy
materials is July     , 2000.

                             PRINCIPAL STOCKHOLDERS

         The following table sets forth certain information with respect to those persons who are known by management of the Company to have been a beneficial owner of more than five (5%) percent of the Company's outstanding Common Stock as of the June 30, 2000 record date.

           Name and Address                      Amount and Nature of
          of Beneficial Owner                    Beneficial Ownership        Percent Owned(1)
          ------------------                     --------------------        ----------------
Manubusiness Opportunities, Inc.
c/o 24417 Groesbeck Highway
Warren, Michigan 48089 ..............                326,085(1)                  31.69%

John Cocke
46657 Arboretum
Plymouth, Michigan 48170 ............                 82,146                      7.98%

Secom General Corporation 401(k) Plan
46035 Grand River Avenue
Novi, Michigan 48374 ................                 79,013(2)                   7.68%

--------

     (1) Three stockholders of Manubusiness Opportunities, Inc. ("MOI"), Gregory Adamczyk, Rocco Pollifrone and Richard Thompson, are Directors of Secom.

     (2) Participants of the Company's 401(k) Plan can vote their pro rata portion of the shares owned by the Plan. Shares not voted by participants may be voted by the Plan's trustee, Scott Konieczny. Shares owned by the 401(k) Plan for the account of persons who are not officers or directors are not included in the shares as shown beneficially owned by all directors and officers as a group. Of the shares owned by the Company's 401(k) Plan, approximately 44,647 are owned for the account of officers and directors and are treated as being owned directly. See "Security Ownership of Management."

SECURITY OWNERSHIP OF MANAGEMENT

         The following table sets forth information with respect to the beneficial ownership of shares of the Company's Common Stock by the present Directors and Named Executive Officers of the Company.

                                                  Number of Shares
                                              Beneficially Owned as of
      Name                                        June 30, 2000(1)          Percent Owned (2)
      ----                                        ----------------          -----------------
Robert A. Clemente                                 60,537 (3) (5)                5.68%
Gregory Adamczyk                                   64,238 (3) (6)                6.24%
Rocco Pollifrone                                   22,826 (3) (7)                2.22%
Richard Thompson                                  110,570 (3) (8)               10.74%
Martin J. Eidemiller                               13,569 (3) (9)                1.30%
Paul D. Clemente                                    1,701 (4)(10)                    *
Scott J. Konieczny                                  2,161 (4)(11)                    *
Current Directors and Officers
         as a Group (totaling 7)                  275,602    (12)                25.63%

*Less than 1% of the outstanding shares.

(1) To the best of our knowledge based on information reported by the directors or executive officers or contained in our stockholder records. Each of the named persons is presumed to have sole voting and sole investment power with respect to all shares shown, except as otherwise indicated by additional information included in the footnotes to this table.

(2) For the purposes of this table, shares indicated as being beneficially owned include shares for which the person has the direct or indirect: (i) voting power, which includes the power to vote or to direct the voting, and/or (ii) investment power, which includes the power to dispose or to direct the disposition, of the shares of Common Stock indicated. Unless otherwise indicated, the beneficial owner has sole investment and voting power. Shares indicated as being beneficially owned also include shares not presently outstanding but which are subject to exercise within 60 days through options, warrants, rights or conversion privileges. For the purpose of computing the percentage of the outstanding shares beneficially owned by a stockholder, any shares issuable to such persons under stock options exercisable within 60 days are deemed to be outstanding securities of the class owned by the stockholder but are not deemed to be outstanding for the purpose of computing the percentage owned by any other person.

(3) A director of the Company. The address for all directors is c/o Secom General Corporation, 46035 Grand River Avenue, Novi, Michigan 48374.

(4) A Named Executive Officer of the Company. The address for all officers is c/o Secom General Corporation, 46035 Grand River Avenue, Novi, Michigan 48374.

(5) Includes (a) 36,000 shares which Mr. Clemente has the right to acquire within 60 days pursuant to the exercise of stock options, and (b) 9,708 shares which represents 47.9% of the 20,268 shares beneficially owned by Career Opportunities, a partnership of which Mr. Clemente is a general partner.

(6) Represents 19.7% of the 326,085 shares that are beneficially owned by MOI, as Mr. Adamczyk owns 19.7% of the Common Stock of MOI. See "Principal Stockholders -- Manubusiness Opportunities, Inc."

(7) Represents 7% of the 326,085 shares that are beneficially owned by MOI, as Mr. Pollifrone owns 7% of the Common Stock of MOI. See "Principal Stockholders -- Manubusiness Opportunities, Inc."

(8) Includes (a) 100,010 shares which represents 30.67% of the 326,085 shares that are beneficially owned by MOI, as Mr. Thompson owns 30.67% of the Common Stock of MOI, and (b) 10,560 shares which represents 52.1% of the 20,268 shares beneficially owned by Career Opportunities, a partnership of which the Orville K. Thompson Living Trust (the "Trust") is a partner and Mr. Thompson is a beneficiary of the Trust. Does not include 3,311 shares of Common Stock which are owned by Mr. Thompson's sister under the Michigan Uniform Gifts to Minors Act. Although Mr. Thompson is the custodian pursuant to such gift, he does not exercise the power to vote such shares and disclaims beneficial ownership of such shares. See "Principal Stockholders -- Manubusiness Opportunities, Inc."

(9) Includes 8,000 shares of Common Stock which Mr. Eidemiller has the right to acquire within 60 days pursuant to the exercise of stock options.

(10) Includes 1,600 shares of Common Stock which Mr. Clemente has the right to acquire within 60 days pursuant to the exercise of stock options.

(11) Includes 1,200 shares of Common Stock which Mr. Konieczny has the right to acquire within 60 days pursuant to the exercise of stock options.

(12) Shares shown as beneficially owned by more than one director or officer are included only once in the total.

                                   PROPOSAL 1

                        TO APPROVE AND ADOPT THE PLAN OF
                           LIQUIDATION AND DISSOLUTION

                                     GENERAL

         Our Board of Directors is proposing the Plan of Liquidation and Dissolution (the "Plan") for approval by our stockholders at the Annual Meeting. The Plan was adopted by the Board of Directors, subject to stockholder approval, on July 1, 2000. A copy of the Plan is attached as Exhibit A to this Proxy Statement. Certain material features of the Plan are summarized below. STOCKHOLDERS SHOULD READ THE PLAN IN ITS ENTIRETY.

         Our Board of Directors executed written consent resolutions dated July 1, 2000 which authorized, subject to stockholder approval, the orderly liquidation of the Company's assets pursuant to the Plan. The Plan provides that, if the requisite stockholder approval is received (such time of approval deemed the "Effective Date"), our officers and directors will initiate the complete liquidation and subsequent dissolution of the Company. After the Effective Date, we will not engage in any business activities except for the purpose of preserving the value of our assets, prosecuting and defending suits by or against us or our subsidiaries, adjusting and winding up our business and affairs, selling and liquidating our properties and assets, including our intellectual property and other intangible assets, paying our creditors and making distributions to stockholders, in accordance with the Plan. In addition, after the Effective Date, we will file a certificate of dissolution with the Secretary of State of the State of Delaware (the "Secretary of State").

         Our Board of Directors may, at any time, transfer to a liquidating trust our remaining assets to complete the liquidation and distribution of our assets to our stockholders pursuant to the Plan. The liquidating trust would then succeed to all of the assets, liabilities and obligations of the Company. Our Board of Directors may appoint one or more of its members to act as trustee or trustees of such liquidating trust. If, however, all of our assets are not distributed within three years after the date our certificate of dissolution is filed with the State of Delaware, we will transfer our remaining assets to a liquidating trust. Your approval of the Plan will also constitute your approval of any appointment and compensation of such trustees.

         During the liquidation of our assets, we may pay to our officers, directors, employees, and agents, or any of them, compensation for services rendered in connection with the implementation of the Plan. Your approval of the Plan will constitute your approval of the payment of any such compensation.

         The following resolution will be offered at the Annual Meeting:

                  "RESOLVED, THAT THE PLAN OF LIQUIDATION AND DISSOLUTION RECOMMENDED BY THE BOARD OF DIRECTORS BE AUTHORIZED AND APPROVED."


                      BACKGROUND AND REASONS FOR THE PLAN;
                            DIRECTORS' RECOMMENDATION

         During the fall of 1998, our Board of Directors engaged the investment banking firm of Goldsmith, Agio, Helms Securities, Inc. ("GAHS") to assist us in developing strategic alternatives to increase stockholder value. Our Board initially contacted GAHS because it believed that the value of the Company was greater than the aggregate value of the then trading price of our shares of Common Stock. Among the alternatives discussed with GAHS was a possible merger, sale or similar transaction of the entire Company or its subsidiaries. While other parties expressed an interest in engaging in a transaction with the entire Company, the price proposed by such parties was below what our Board believed was fair market value. GAHS also advised our Board that, because of the different industries represented by our two segments, many potential purchasers would not be interested in purchasing both segments. Therefore, our Board believed it was necessary to pursue other alternatives to accomplish its goal of increasing stockholder value, including selling our assets and properties in separate ransactions and ultimately liquidating the Company.

         In August 1999, we entered into a letter of intent with a potential purchaser for the sale of the assets of the Tooling Segment, which was comprised of Form Flow, Inc. ("Form Flow"), L&H Die, Inc. ("L&H"), and Micanol, Inc. ("Micanol"). After signing the letter of intent, the potential purchaser asked us for certain concessions on the terms which we were unwilling to provide.
The letter of intent also contained certain contingencies that were not satisfied so the letter of intent terminated.

         At the same time, we were negotiating with Alken-Ziegler Livonia, LLC ("Alken-Ziegler") for the sale of the operating assets of the Metal Parts Forming Segment, which was comprised of Uniflow Corporation. We ultimately entered into a letter of intent for that sale in October 1999. When the letter of intent with respect to the Tooling Segment terminated, Alken-Ziegler expressed interest in purchasing the assets of the Tooling Segment. In November 1999, our Board authorized execution of a non-binding letter of intent with Alken-Ziegler for the sale of the assets of the Tooling Segment. At that time, however, we believed that it was in the Company's best interest to focus on closing the sale of the Metal Parts Forming Segment before entering into a definitive agreement for the sale of the assets of the Tooling Segment.

         On February 9, 2000, we sold the operating assets of our Metal Parts Forming Segment to Alken-Ziegler for a purchase price of approximately $2.4 million in cash. Alken-Ziegler also agreed to assume certain liabilities of the Metal Parts Forming Segment. (For a detailed description of that transaction, please see the Company's Form 8-K dated February 9, 2000, incorporated herein by reference and made a part hereof). We then began negotiating with Alken-Ziegler and GL Ziegler Investments, LLC ("GLZ") on the terms of a definitive agreement for the sale of the assets of the Tooling Segment.

         On March 29, 2000, our Board authorized the execution of an Asset Purchase Agreement with GLZ and Alken-Ziegler. On May 10, 2000, the sale of the Tooling Group was approved by the written consent of more than fifty-one (51%) percent of the outstanding shares of our Common Stock. Prior to the closing, Alken-Ziegler assigned its interests under the Asset Purchase Agreement to its affiliate, Alken-Ziegler Tool Company, LLC ("A-Z Tool Company"; A-Z Tool Company and GLZ are collectively referred to as "Purchaser"). The sale was completed on June 30, 2000. In connection with the sale of the operating assets of the Tooling Segment, we received a cash purchase price of approximately $8 million on June 30, 2000. We expect to receive a cash payment of approximately $1.6 million for the sale of the real estate on or before July 31, 2000. The Purchaser also agreed to assume certain liabilities of the Tooling Segment. (For a detailed description of that transaction, please see the Company's Information Statement on Form 14C dated May 24, 2000, incorporated herein by reference and made a part hereof).

         In a separate transaction in April 2000, we sold one of our manufacturing facilities in Novi, Michigan for $1.2 million. Our three remaining manufacturing facilities in Novi, Michigan are currently held for sale at an aggregate purchase price of $2.75 million.

         By completing these business sales and, if we are successful in liquidating our remaining assets at their current market value, the Board believes that, after reserving sufficient funds to pay our debts as they come due, the stockholders could, over time, receive a liquidating distribution of approximately $13 per share. Given that the market value of our Common Stock on March 29, 2000 was $4.50 per share (as reported by the NASDAQ Smallcap Market), the Board believes that liquidation is the best alternative in maximizing stockholder value.

         Considering the foregoing, our Board of Directors believes that the liquidation and dissolution of Secom would enhance stockholder value and is in the best interests of our stockholders.

                 ACCORDINGLY, THE BOARD OF DIRECTORS UNANIMOUSLY
              RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" APPROVAL
                     OF THE PLAN AS DESCRIBED IN PROPOSAL 1

         THIS PROXY STATEMENT AND THE LETTER TO STOCKHOLDERS CONTAIN STATEMENTS THAT ARE NOT BASED ON HISTORICAL FACT AND ARE "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. AMONG OTHER THINGS, THEY REGARD THE COMPANY'S LIQUIDITY, FINANCIAL CONDITION, OPERATIONAL MATTERS, CERTAIN STRATEGIC INITIATIVES AND ALTERNATIVES AND THEIR POTENTIAL OUTCOMES AND THE POTENTIAL VALUE OF THE COMPANY'S PROPERTY AND ASSETS. WORDS OR PHRASES DENOTING THE ANTICIPATED RESULTS OF FUTURE EVENTS, SUCH AS "ANTICIPATE," "BELIEVE," "ESTIMATE," "EXPECTS," "MAY," "NOT CONSIDERED LIKELY," "ARE EXPECTED TO," "WILL CONTINUE," "PROJECT," "COULD," AND SIMILAR EXPRESSIONS THAT DENOTE UNCERTAINTY ARE INTENDED TO IDENTIFY SUCH FORWARD-LOOKING STATEMENTS. THE METHODS USED BY THE BOARD OF DIRECTORS AND MANAGEMENT IN ESTIMATING THE VALUE OF THE COMPANY'S PROPERTY AND ASSETS DO NOT, WITH CERTAINTY, RESULT IN AN EXACT DETERMINATION OF VALUE NOR ARE THEY INTENDED TO INDICATE THE AMOUNT, IF ANY, A STOCKHOLDER MAY RECEIVE IN LIQUIDATION. THE AMOUNT OF THE LIQUIDATION PROCEEDS DEPEND LARGELY ON FACTORS BEYOND THE COMPANY'S CONTROL, INCLUDING, WITHOUT LIMITATION, THE PRICE AT WHICH THE COMPANY WILL BE ABLE TO SELL ITS REMAINING ASSETS AND PROPERTIES, THE RATE OF INFLATION, CHANGES IN INTEREST RATES, THE CONDITION OF REAL ESTATE AND FINANCIAL MARKETS, THE AVAILABILITY OF FINANCING TO PROSPECTIVE PURCHASERS, THE TIMING OF THE SALE OF OUR REMAINING ASSETS, THE AMOUNT AND NATURE OF ANY UNKNOWN CONTINGENT LIABILITIES, AND THE ABILITY TO COLLECT OUR RECEIVABLES.

         If the Plan is not approved by the stockholders, the Board of Directors will explore the alternatives then available for the future of the Company.


                        PRINCIPAL PROVISIONS OF THE PLAN

CESSATION OF BUSINESS ACTIVITIES

         Pursuant to the Plan, after the Effective Date, we will not engage in any business activities except for the purpose of preserving the value of our assets, prosecuting and defending suits by or against us, adjusting and winding up our business and affairs, selling and liquidating our properties and assets and making distributions to stockholders in accordance with the Plan.

LIQUIDATION OF ASSETS

         After the Effective Date, as provided for in the Plan, we will sell, transfer, or otherwise dispose of all of our property and assets, including our intellectual property and other intangible assets, to the extent, for such consideration and upon such terms and conditions as our Board of Directors deems expedient and in the best interests of the Company, and its stockholders, without the requirement of further vote or action by you. Our remaining assets and properties may be sold in bulk to one buyer or a small number of buyers or on a piecemeal basis to numerous buyers. We will not be required to obtain appraisals or other third party opinions as to the value of our properties and assets in connection with the liquidation. As part of the liquidation of our property and assets, we will collect, or make provision for the collection of, all accounts receivable, debts and claims owing to the Company.

CERTIFICATE OF DISSOLUTION

         At such time as the Board of Directors determines, in its discretion, to be appropriate after the Effective Date, the officers of the Company will execute and file with the Secretary of State, a certificate of dissolution conforming to the requirements of Section 275 of the Delaware General Corporate Law ("DGCL") (the "Certificate of Dissolution"). From and after the date such documents are accepted by the Secretary of State, the Company will be deemed to be completely dissolved, but will continue to exist under Delaware law for the purposes of paying, satisfying and discharging any existing debts or obligations, collecting and distributing its assets, and doing all other acts required to liquidate and wind up the Company's business affairs. The members of the Board of Directors in office at the time the Certificate of Dissolution is accepted for filing by the Secretary of State will have all powers provided to them under the DGCL and other applicable law.

PAYMENT OF DEBTS

         Prior to making any distributions to our stockholders, we will pay, or as determined by the Board of Directors, make reasonable provision to pay, all our claims and obligations, including all contingent, conditional or unmatured claims known to us. Following the Effective Date, the Board of Directors may establish a contingency reserve (the "Contingency Reserve") and set aside into the Contingency Reserve such amounts of our cash or property as our Board of Directors, in its discretion, determines is sufficient to account for unknown events, claims, contingencies and expenses incurred in connection with the collection and defense of our property and assets and the liquidation and dissolution provided for in the Plan. Following the payment, satisfaction or other resolution of all such events, claims, contingencies and expenses, any amounts remaining in the Contingency Reserve shall be distributed in accordance with the Plan.

DISTRIBUTIONS TO STOCKHOLDERS

         Following the payment or the provision for the payment of our claims and obligations, we will distribute pro rata to the holders of the Common Stock all of our remaining property and assets, in one or a series of distributions.

POWERS OF BOARD AND OFFICERS

         Our Board of Directors and the officers are authorized to approve such changes to the terms of any of the actions referred to in the Plan, to interpret any of the provisions of the Plan, and to make, execute and deliver such other agreements, conveyances, assignments, transfers, certificates and other documents and take such other action as our Board of Directors and the officers deem necessary or desirable in order to carry out the provisions of the Plan and effect the complete liquidation and dissolution of the Company in accordance with the DGCL and any rules and regulations of the Securities and Exchange Commission or any state securities commission.

CANCELLATION OF STOCK

         The distributions to our stockholders pursuant to the Plan will be in complete redemption and cancellation of all of the outstanding Common Stock. As a condition to any disbursement made under the Plan after the filing of the Certificate of Dissolution, the Board of Directors may require stockholders to surrender their certificates evidencing the Common Stock to us or our agent for cancellation. If a stockholder's certificate for shares of Common Stock has been lost, stolen or destroyed, such stockholder may be required, as a condition to the disbursement of any distribution under the Plan, to furnish to us or our agent satisfactory evidence of the loss, theft or destruction thereof, together with a surety bond or other security or indemnity reasonably satisfactory to us.

RESTRICTIONS ON TRANSFER OF SHARES

         The Company will close its stock transfer books and discontinue recording transfers of Common Stock at the close of business on the record date fixed by the Board for filing the Certificate of Dissolution (the "Dissolution Record Date"). Thereafter, certificates representing the Common Stock shall not be assignable or transferable on the books of the Company except by will, intestate succession or operation of law. The proportionate interests of all of the stockholders of the Company shall be fixed on the basis of their respective stock holdings at the close of business on the Dissolution Record Date, and, after the Dissolution Record Date, any distributions made by the Company shall be made solely to the stockholders of record at the close of business on the Dissolution Record Date, except as may be necessary to reflect subsequent transfers recorded on the books of the Company as a result of any assignments by will, intestate succession or operation of law.

LIQUIDATING TRUST

         If advisable for any reason to complete the liquidation and distribution of the our assets to our stockholders, our Board of Directors may at any time transfer to a liquidating trust (the "Liquidating Trust") our remaining assets and obligations. The Liquidating Trust thereupon will succeed to all of our then remaining assets, including all amounts in the Contingency Reserve, and any of our remaining liabilities and obligations. However, if all of our assets are not distributed within three years after the date our Certificate of Dissolution is filed with the State of Delaware, we will transfer all of our remaining assets to the Liquidating Trust. The sole purpose of the Liquidating Trust will be to prosecute and defend suits by or against us, to collect amounts, settle and close our business, to dispose of and convey our assets, to satisfy our remaining liabilities and obligations and to distribute our remaining assets to our stockholders. Any distributions made from the Liquidating Trust will be made in accordance with the provisions of the Plan. Our Board of Directors may appoint one or more of its members to act as trustee or trustees of the Liquidating Trust and to cause the Company to enter into a liquidating trust agreement with such trustee or trustees on such terms and conditions as the Board of Directors determines appropriate. Approval of the Plan by the stockholders also will constitute the approval by the stockholders of any appointment of the trustees and of the liquidating trust agreement between the Company and such trustees.

COMPENSATION

         We may pay to our officers, directors, employees, agents, and trustees, or any of them, compensation for services rendered in connection with the implementation of the Plan. Further, if deemed advisable by our Board of Directors, we may pay a "wind-down" consultant reasonable compensation for services rendered in connection with our liquidation and dissolution.

         We presently employ three persons (including Robert A. Clemente, Chairman, Paul D. Clemente, Vice-President, and Scott J. Konieczny, Chief Financial Officer, as officers of the Company) who will implement and conduct the liquidation of our assets as set forth in the Plan. Approval of the Plan by our stockholders will constitute the approval of the stockholders of the payment of any compensation to the above employees.

INDEMNIFICATION

         We will continue to indemnify our officers, directors, employees and agents in accordance with our Certificate of Incorporation, bylaws and any contractual arrangements as therein or elsewhere provided, and such indemnification shall apply to acts or omissions of such persons in connection with the implementation of the Plan and the winding up of our affairs. Our obligation to indemnify such persons may be satisfied out of the Contingency Reserve or out of assets transferred to the Liquidating Trust, if any. Our Board of Directors and the trustees of any Liquidating Trust are authorized to obtain and maintain insurance as may be necessary to cover our indemnification obligations.

                        ESTIMATE OF LIQUIDATION PROCEEDS

         Our Board of Directors will determine, in their sole discretion and in accordance with applicable law, the timing of, the amount, the kind of and the record dates for all distributions made to stockholders. Although our Board of Directors has not established a firm timetable for distributions to stockholders, after the Plan of Liquidation has been approved, our Board will, subject to exigencies inherent in winding up our business, make such distributions as promptly as practicable.

         Because of the uncertainties as to the precise net value of our assets and the ultimate amount of our liabilities, it is impossible to predict with certainty the aggregate net values which will ultimately be distributed to stockholders or the timing of distributions. Based upon information presently available to us, we believe our common stockholders could, over time, receive proceeds from a liquidation of approximately $13 per common share with the initial distribution approximating $10 per common share. We currently anticipate that our Board will set a record date for the first distribution of liquidation proceeds in or around October 2000 with the majority of the remaining liquidation proceeds distributed over a period of 3 1/2 years.

         As of June 30, 2000, we hold the following material net assets:

         - Cash proceeds from the sale of the Tooling Segment approximating $8 million with the balance of approximately $1.6 million to be paid in cash on or before July 31, 2000 (before payment of federal and state taxes and other expenses which are currently estimated at $2 million);

         - Accounts receivable and accounts payable and accrued liabilities of the Tooling Segment (estimated net asset amount of approximately $1 million);

         - A promissory note from Delco Remy America currently valued at approximately $1.2 million. (See the Company's Form 8-K, dated October 27, 1998, incorporated herein by reference and made a part hereof, for a description of the transaction underlying this promissory note);

         - A promissory note from Horizon Technology, L.L.C. currently valued at approximately $400,000. (See the Company's Form 8-K, dated March 18, 1998, incorporated herein by reference and made a part hereof, for a description of the transaction underlying this promissory note);

         - Three industrial plants in the City of Novi, Michigan which are being held for sale and which we believe will have an aggregate net value of approximately $1 million at the time of such sale;

         -     Other cash and cash equivalents approximating $3 million; and

         - Miscellaneous royalty rights from Alken-Ziegler Livonia, LLC and Horizon Technology, L.L.C.


                            CONTINGENCIES; CREDITORS

         Under the DGCL, in the event we fail to create an adequate Contingency Reserve for payment of our expenses and liabilities, or should such Contingency Reserve and the assets held by a Liquidating Trust be exceeded by the amount ultimately found payable in respect of expenses and liabilities, each stockholder could be held liable for the payment to creditors of such stockholder's pro rata share of such excess. However, each stockholder's
                                      -13-
liability is limited to only such stockholder's pro rata share of amounts received by such stockholder from the Company or a Liquidating Trust.

         If we were held by a court to have failed to make adequate provision for our expenses and liabilities or if the amount ultimately required to be paid in respect of such liabilities exceeded the amount available from the Contingency Reserve and the assets of the Liquidating Trust, a creditor of the Company could seek an injunction against the making of distributions under the Plan on the ground that the amounts to be distributed were needed to provide for the payment of our expenses and liabilities. Any such action could delay or substantially diminish the distributions, if any, to be made to stockholders and/or interest holders under the Plan.

                          RISK OF DELISTING FROM NASDAQ

         If the Plan of Liquidation is approved by the stockholders, it is likely that we will not be able to maintain continued compliance with Nasdaq's listing requirements or that Nasdaq will take action to delist our securities from their Smallcap Market System. If our Common Stock is delisted from Nasdaq, trading, if any, would thereafter be conducted on the over-the-counter market in the so-called "pink sheets" or on the "Electronic Bulletin Board" of the National Association of Securities Dealers, Inc. Consequently, you may find it more difficult to dispose of, or to obtain accurate quotations as to the price of the Common Stock.

         In addition, we currently intend to close our stock transfer books on the Dissolution Record Date and at such time cease recording stock transfers and issuing stock certificates (other than replacement certificates). Accordingly, it is expected that trading in the shares will cease on and after such date.

                             LISTING AND TRADING OF
                       INTERESTS IN THE LIQUIDATING TRUST

         It is anticipated that the interests in the Liquidating Trust, if one is created, will not be transferable. The interests may not be accepted by commercial lenders as security for loans as readily as more conventional securities with established trading markets.

         Because stockholders will be deemed to have received a liquidating distribution equal to their pro rata share of the value of the net assets distributed to an entity which is treated as a liquidating trust for tax purposes (see "Material Federal Income Tax Consequences - Liquidating Trust"), the distribution of non-transferable interests could result in tax liability to the interest holders without their being readily able to realize the value of such interests to pay such taxes or otherwise.

                           ABSENCE OF APPRAISAL RIGHTS

         Under the DGCL, our stockholders are not entitled to appraisal rights or to any similar rights of dissenters for their shares of Common Stock in connection with the approval or consummation of the transactions contemplated by the Plan.

                          REGULATION DURING LIQUIDATION

         Except for filing of the Certificate of Dissolution and compliance by the Company with the applicable rules and regulations of the Securities and Exchange Commission, no United States federal or state regulatory requirements must be complied with or approvals obtained in connection with the liquidation.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

GENERAL

         The following discussion is a general summary of the federal income tax consequences that may result from our liquidation and the distribution of our assets to our stockholders pursuant to the Plan and in accordance with the provisions of the Internal Revenue Code as currently in force. This summary does not discuss all aspects of federal income taxation that may be relevant to a particular stockholder or to certain types of persons subject to special treatment under federal income tax laws (for example, life insurance companies, tax-exempt organizations or financial institutions) and does not discuss any aspects of state, local or foreign tax laws that may apply to a particular stockholder. Because distributions pursuant to the Plan may occur at various times and in more than one tax year, no assurances can be given that the tax treatment described herein will continue to apply unchanged at the time of later distributions. STOCKHOLDERS ARE URGED TO CONSULT THEIR PERSONAL TAX ADVISORS AS TO THEIR OWN TAX SITUATION.

CONSEQUENCES TO THE COMPANY

         After adoption of the Plan, we will continue to be subject to federal income tax on our income until we complete the distribution of all of our cash and other properties to stockholders or liquidating trusts.


CONSEQUENCES TO THE STOCKHOLDERS

         If we make liquidating distributions with respect to our outstanding Common Stock, each stockholder may recognize gain or loss equal to the difference between (i) the sum of the amount of cash distributed to such stockholder, and (ii) the stockholder's tax basis in his or her shares of Common Stock. Provided the stockholder holds the shares of Common Stock as capital assets, gain or loss recognized by a stockholder will be capital gain or loss and will be long-term if the stockholder's holding period for the shares of Common Stock is more than one year, and short-term if such holding period is one year or less.

         If our assets are insufficient to permit us to make liquidating distributions with respect to our outstanding Common Stock, each stockholder may be entitled to claim a loss to the extent of that stockholder's tax basis at the time it becomes certain that no such distributions will be made. Provided the stockholder holds the shares of Common Stock as capital assets, the loss will be a capital loss limited to each stockholder's basis in the Common Stock and will be long-term if the stockholder's holding period for such shares of Common Stock is more than one year, and short-term if such holding period is one year or less.

         A stockholder's gain or loss will be computed on a "per share" basis. Each stockholder must allocate liquidating distributions from the Company, if any, equally to each share of Common Stock and compare the allocated portion of each liquidating distribution with the stockholder's tax basis in each such share. Because it is likely that any liquidating distributions will be paid in installments, each stockholder must first recover the stockholder's tax basis in each share before recognizing any gain or loss. Thus, each stockholder may recognize gain on an installment only to the extent that the aggregate value of the installment, and all prior installments the stockholder received with respect to any share of Common Stock, exceeds the tax basis in that share, and may recognize a loss with respect to any share of Common Stock only when the stockholder has received the final installment and the aggregate value of all liquidating distributions from the Company with respect to that share of Common Stock is less than the stockholder's tax basis in such share.

LIQUIDATING TRUST

         If we transfer our assets to a Liquidating Trust, the stockholders may be treated for tax purposes as having received their pro rata share of those Company assets when the transfer occurs. The amount of the taxable distribution to the stockholders on the transfer of the Company's assets to the Liquidating Trust would be reduced by the amount of the Company's known liabilities which the Liquidating Trust assumes or to which such transferred assets are subject. The Liquidating Trust itself generally will not be subject to tax. After the formation of the Liquidating Trust, each stockholder would take into account for federal income tax purposes the stockholder's allocable portion of any income, gain, deduction or loss which the Liquidating Trust recognizes. Distributions by the Liquidating Trust to the stockholders may not be taxable to them. Each stockholder may become liable for tax as a result of the ongoing operations of the Liquidating Trust, even if the Liquidating Trust has not made any actual distributions to stockholders.


                   TAXATION OF NON-UNITED STATES STOCKHOLDERS

         Foreign corporations or persons who are not citizens or residents of the United States should consult their tax advisors with respect to the U.S. and non-U.S. tax consequences of the Plan.

STATE AND LOCAL TAX

         Stockholders may also be subject to state or local taxes, and should consult their tax advisors with respect to the state and local tax consequences.

THE FORGOING SUMMARY OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES IS INCLUDED FOR GENERAL INFORMATION ONLY AND DOES NOT CONSTITUTE LEGAL ADVICE TO ANY STOCKHOLDER. THE TAX CONSEQUENCES OF THE PLAN MAY VARY DEPENDING UPON THE PARTICULAR CIRCUMSTANCES OF THE STOCKHOLDER. THE COMPANY RECOMMENDS THAT EACH STOCKHOLDER CONSULT HIS OR HER OWN TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF THE PLAN.

                           DESCRIPTION OF THE COMPANY

              We are a holding company with four wholly owned subsidiaries: Form Flow, L&H, and Micanol (which collectively comprise the Tooling Segment) and Uniflow (which comprises the Metal Parts Forming Segment). In July 1998, we significantly reduced the size of Micanol by selling certain equipment and transferring the remaining assets and business to L&H. In June 2000, we sold substantially all of the operating assets of the Tooling Segment to Purchaser for a purchase price of $9.6 million of which approximately $8 million was received in cash on June 30, 2000 with the balance to be paid in cash on or before July 31, 2000. Effective with the sale of the Tooling Segment, we no longer have any operating entities. The sale of the Tooling Segment is more fully described in our Information Statement dated May 26, 2000.

              The operating assets of the Metal Parts Forming Segment were sold on February 9, 2000 to Alken-Ziegler pursuant to an Asset Purchase Agreement dated February 1, 2000 among Alken-Ziegler, as purchaser, and the Company and Uniflow, as sellers. Alken-Ziegler paid a purchase price of approximately $2.4 million in cash and agreed to assume Uniflow's obligations under this collective bargaining agreement with the UAW. The sale of Uniflow's assets is more fully described in the Company's Form 8-K dated February 9, 2000, which is incorporated herein by reference and made a part hereof.

              Prior to its sale, the Tooling Segment manufactured close tolerance tooling for the hot and cold metal forming industry. Hot and cold metal forming companies typically make metal parts from steel coil that is automatically fed through various stations on a "header forming" machine. A header machine cuts steel coil and moves it through each die station progressively, using tool inserts to form the part. Tool life is dependent on the type of material used to make the part and the size and shape of the part, among other things.

              As part of its sales and service, the Tooling Segment's design and development staff advised customers about tooling issues and other engineering matters related to the production of hot and cold formed parts. Tool orders (without design services) typically can take 4 to 10 weeks to complete, while design and development orders can span over a period of months.

              The Tooling Segment's customers were numerous and covered a wide variety of industries. The Tooling Segment's customers manufacture items such as industrial fasteners, hand tools, automotive parts, tubing, consumer items, munitions and a wide array of OEM assembly parts. The Tooling Segment's customers include OEM and aftermarket suppliers and are predominantly related to the automotive industry. Continuing customer relations are important, as significant revenue is derived from tooling reorders.

              The Tooling Segment operated in fragmented markets with numerous competitors. Generally, independent competitors are smaller companies ranging in size from 10 employees to up to 100 employees. The Tooling Segment also competed with its customers' internal tooling capabilities, as customers typically have their own tool facilities to support production. Management believes consistent success is dependent principally on tool quality and durability, on-time delivery and price competitiveness. The Tooling Segment's design and engineering services allowed it to compete for tool development work. The Tooling Segment sold principally to customers in the United States.

              All tooling orders were manufactured to customer specifications as indicated on tool drawings. Tools were made from bar stock steel or carbide blanks and generally were routed through a production sequence that included cutting, turning (CNC/lathe work), heat treating, grinding, polishing and coating.

              Form Flow and L&H have separate plant facilities owned by the Company. Design and engineering services are located at a Form Flow facility, and are offered by all three subsidiaries comprising the Tooling Segment.

              The Tooling Segment employed a total of about 135 full-time employees: 80% direct and indirect labor (including factory floor supervision), 3% in engineering, 2% in sales, 10% office and 5% management. The Tooling Segment operates from the following facilities:

              - Form Flow is located in two 12,600 square foot adjacent buildings on approximately four acres of land (owned by the Company) at 6901 and 6999 Cogswell in Romulus, Michigan 48174.

              - L&H and Micanol is located in a 17,400 square foot building on approximately two acres of land (owned by the Company) at 38200 Ecorse Road, Romulus, Michigan 48174.

              Prior to its sale, the Metal Parts Forming Segment primarily manufactured automotive and truck parts from steel bar, coil and tubing using cold forging and forming machines and various types of secondary machining, such as threadrolling and piercing equipment.

              The financial condition and results of operations of the Tooling Segment and Metal Parts Forming Segment are described in the Company's Form 10-K for the period ended September 30, 1999 and the Company's Form 10-Q for the quarters ended December 31, 1999 and March 31, 2000, all of which are incorporated herein by reference and made a part hereof.

                 INTERESTS OF CERTAIN PERSONS IN THE LIQUIDATION

              In the past, we have granted stock options to our officers and employees, some of which are currently exercisable. Because the exercise price of these options has been greater than the trading price of the Common Stock, these options generally remained unexercised. If the liquidation is approved, it is anticipated that the amount ultimately distributed with respect to each share of Common Stock may be greater than the exercise price of some or all of the exercisable stock options. In that event, it is likely that some or all of those stock options would be exercised. Information regarding our stock options is set forth in our Form 10-K for the fiscal year ended September 30, 1999, a copy of which is incorporated by reference and made a part hereof.

                              ACCOUNTING TREATMENT

              Proforma financial statements for the quarter ended March 31, 2000 have been presented to reflect the liquidation. The Company adopted liquidation basis of accounting for financial statement purposes effective April 1, 2000. The liquidation basis of accounting requires that assets and liabilities be valued at their estimated liquidation value. Assets and liabilities which have not been revalued to liquidation value are disclosed as such on the face of the financial statements. In addition, under the liquidation basis of accounting, gains and losses from dispositions of assets are displayed as net amounts versus gross revenue and expenses under the going concern basis of accounting. The primary financial statements required under the liquidation basis of accounting are a Statement of Net Assets (Deficiency) and a Statement of Changes in Net Assets (Deficiency).


                           INCORPORATION BY REFERENCE

              All information appearing in this Proxy Statement is qualified in its entirety by the information and financial statements (including notes thereto appearing in the documents which are incorporated by reference). You can obtain copies of documents incorporated by reference to this Proxy Statement at the SEC's website at www.sec.gov or you can contact us at (248) 305-9410.
You are encouraged to read the documents incorporated by reference in their entirety.

                   SECOM GENERAL CORPORATION AND SUBSIDIARIES

           UNAUDITED PROFORMA CONSOLIDATED CONDENSED STATEMENT OF NET
                 ASSETS IN LIQUIDATION AS OF MARCH 31, 2000 AND
              UNAUDITED PROFORMA CONSOLIDATED STATEMENT OF CHANGES
                IN NET ASSETS (LIQUIDATION BASIS) FOR THE PERIOD
                      SEPTEMBER 30, 1999 TO MARCH 31, 2000


     The following Unaudited Proforma Consolidated Condensed Statement of Net Assets in Liquidation as of March 31, 2000 and the Unaudited Proforma Consolidated Condensed Statement of Changes in Net Assets for the Period September 30, 1999 to March 31, 2000 assume that Secom has adopted the liquidation basis of accounting as of March 31, 2000 and September 30, 1999, respectively.

     The valuation of assets and liabilities necessarily requires many estimates and assumptions and there are substantial uncertainties in carrying out the provisions of the plan of liquidation. The actual value of any liquidating distributions will depend upon a variety of factors including, but not limited to:
     - the actual proceeds from the sale of the Novi real estate and collection of outstanding accounts and notes receivable;
     -     the settlement amount of our liabilities and secured debt;
     -     federal and state tax liabilities; and
     - actual costs incurred in connection with the carrying out of the plan of liquidation, including administrative costs during the liquidation period.

                   SECOM GENERAL CORPORATION AND SUBSIDIARIES

     UNAUDITED PROFORMA CONSOLIDATED CONDENSED STATEMENT OF NET ASSETS IN
                      LIQUIDATION AS OF MARCH 31, 2000 (1)

                                                              Historical                                             Proforma
                                                             Consolidated                Proforma                  Consolidated
                                                             Mar. 31, 2000             Adjustments                Mar. 31, 2000
                                                          --------------------     ---------------------       --------------------
ASSETS:
      Cash and cash equivalents                                   $ 2,447,800               $ 9,600,000 (2)            $ 10,683,800
                                                                                             (1,700,000)(3)
                                                                                                336,000 (4)
      Accounts receivable, net                                      2,408,300                                             2,408,300
      Property, plant, equipment and inventory
         of discontinued subsidiary                                 4,906,200                (4,906,200)(2)                       -
      Real estate and buildings held for sale                       2,900,000                  (974,100)(4)               2,488,900
                                                                                                563,000 (5)
      Other assets                                                    353,500                    (8,000)(4)                 110,000
                                                                                               (235,500)(5)
      Property, plant and equipment, net                              102,700                                               102,700
      Notes receivable                                              1,448,400                   151,600 (5)               1,600,000
                                                          --------------------     ---------------------       --------------------
Total assets                                                     $ 14,566,900               $ 2,826,800                $ 17,393,700
                                                          ====================     =====================       ====================

LIABILITIES:
      Current maturities of long-term debt                          $ 195,700                                             $ 195,700
      Accounts payable                                                709,900                                               709,900
      Accrued wages and benefits                                      606,900                                               606,900
      Accrued other                                                   434,000                                               434,000
      Debt secured by buildings and real estate
         held for sale                                              2,447,700                  (746,100)(4)               1,701,600
      Debt secured by property, plant and
         equipment of discontinued subsidiary                          54,400                   (54,400)(2)                       -
                                                          --------------------     ---------------------       --------------------
Total liabilities                                                   4,448,600                  (800,500)                  3,648,100

Stockholders' equity
      Common stock                                                    103,800                                               103,800
      Additional paid-in capital                                   18,736,700                                            18,736,700
      Accumulated deficit                                          (8,722,200)                4,748,200 (2)             (5,094,900)
                                                                                             (1,700,000)(3)
                                                                                                100,000 (4)
                                                                                                479,100 (5)
                                                          --------------------     ---------------------       --------------------
Total stockholders' equity                                         10,118,300                 3,627,300                  13,745,600
                                                          --------------------     ---------------------       --------------------
Total liabilities and stockholders' equity                       $ 14,566,900               $ 2,826,800                $ 17,393,700
                                                          ====================     =====================       ====================

NET ASSETS IN LIQUIDATION                                                                                              $ 13,745,600
                                                                                                               ====================

Number of Common shares outstanding                                 1,029,124                                             1,029,124
                                                          ====================                                 ====================

NET BOOK VALUE PER COMMON SHARE                                        $ 9.83
                                                          ====================
NET ASSETS IN LIQUIDATION PER COMMON SHARE                                                                             $      13.36
                                                                                                               ====================

                  SECOM GENERAL CORPORATION AND SUBSIDIARIES

             UNAUDITED PROFORMA CONSOLIDATED CONDENSED STATEMENT OF
                 NET ASSETS IN LIQUIDATION AS OF MARCH 31, 2000


   1. This statement gives effect to the various asset sales and adoption of the Plan of Liquidation as if they had occurred as of March 31, 2000.

   2. To record the sale of the Company's Tooling Segment's assets and gain on the sale of those assets as if the operation had been had been discontinued and disposed of prior to March 31, 2000.

   3. To record the estimated $1.6 million federal income tax and $100,000 Michigan SBT tax liabilities on the sale of the Tooling Segment's assets. The liabilities are shown as a reduction in cash.

   4. To record the sale of the Company's building and real estate located at 26600 Heyn Drive, Novi, Michigan. The gain is recorded as an increase in cash, net of an estimated $50,000 federal income tax liability.

   5. To adjust assets to their estimated liquidation values. The proforma presentation assumes the remaining Novi real estate will sell for a gross price of $2.75 million.

                   SECOM GENERAL CORPORATION AND SUBSIDIARIES
       UNAUDITED PROFORMA CONSOLIDATED STATEMENT OF CHANGES IN NET ASSETS (LIQUIDATION BASIS) FOR THE PERIOD SEPTEMBER 30, 1999 TO MARCH 31, 2000




The following Proforma Statement of Changes in Net Assets includes the following adjustments to give effect to the asset sales and Plan of Liquidation as if they had occurred as of September 30, 1999.


Stockholders equity at September 30, 1999 (going concern, historical cost basis)                                   $  9,722,500

Proforma adjustments:
  Net cash received from the sale of the Tooling Segment's assets, in excess of the assets September 30, 1999 historical net cost, less estimated tax liabilities
    of $1.7 million.                                                                                                  3,309,400

  Increase in net assets from revaluing assets to liquidation basis from going concern
    historical cost basis as of September 30, 1999.                                                                     539,100

  Net cash received from sale of the Company's building and real estate located at 26600 Heyn Drive, Novi, Michigan, in excess of the assets September 30,
    1999 historical net cost, less an estimated federal income tax liability of $50,000.                                130,000

  Other                                                                                                                  44,600
                                                                                                                 --------------
Net Assets in Liquidation as of March 31, 2000                                                                     $ 13,745,600
                                                                                                                 ==============


                                   PROPOSAL 2

                              ELECTION OF DIRECTORS

         Four Directors will be elected to the Board at the Meeting, each to hold office until the next Annual Meeting of Stockholders or until a successor is elected and qualified. Unless authority is withheld on the attached form of proxy card, all Proxies will be voted for the election of the nominees set forth below to serve as Directors. Under provisions of the DGCL, the election of our Directors requires a plurality of the votes represented in person or by proxy at the meeting.

         The four persons nominated have agreed to serve if elected. In the event that a nominee is unable to serve or will not serve as a Director and such fact is known by the Company at the Annual Meeting, then all Proxies may be voted by the Board at the Annual Meeting for any other person duly nominated for that open position.

         If our proposal with respect to the Plan of Liquidation is approved, we will cease conducting operations and do not intend to reestablish any operations in the future. However, we believe it to be in the best interest of our Stockholders to continue to conduct our business and govern our affairs through the Board of Directors. The primary purpose of the Board of Directors will be to oversee our orderly liquidation and dissolution through the implementation of the Plan.

         THE BOARD RECOMMENDS A VOTE "FOR" THE ELECTION OF ROBERT A. CLEMENTE, GREGORY ADAMCZYK, ROCCO POLLIFRONE AND RICHARD THOMPSON AS DIRECTORS OF SECOM.

         The following table sets forth certain information regarding management's nominees for election to the Board of Directors. All of the nominees are currently Directors of the Company.

         NAME AND AGE                                     POSITION AND PRINCIPAL OCCUPATION
         ------------                                     ---------------------------------
Robert A. Clemente, 47 ......       Director of the Company since December 1993 and Chairman since December
                                    1994, Mr. Clemente also served as President and Chief Executive Officer of the
                                    Company from December 1993 through May 1998.  Mr. Clemente is an attorney and certified public accountant and, since September 1999, Of Counsel to the law firm of Hardy, Lewis and Page, PC, Birmingham, Michigan, where he had also been Of Counsel from December 1993 to December 1996.  From January 1997 through August 1999, Mr. Clemente was Of Counsel to the firm of Munro &
                                    Munro, PC, Troy, Michigan.  Mr. Clemente specializes in corporate, commercial and tax law.

Gregory Adamczyk, 45 ........       Director of the Company since December 1993. President and owner of Future
                                    Planning Corp. since December 1980, Mr. Adamczyk is also Chairman, Director and founder of Forward Planning Corp. Both Future Planning Corp. and
                                    Forward Planning Corp. are based in Livonia, Michigan and specialize in manufacturing and engineering consulting, primarily for automotive factories.

Rocco Pollifrone, 43 ........       Director of the Company since December 1993.  Since August 1999, Mr.
                                    Pollifrone is the Chief Executive Officer of Trumark Engineering, Detroit,
                                    Michigan.  Prior to that, Mr. Pollifrone was President and Chief Executive
                                    Officer of Forward Planning Corp. and had been employed there or with affiliated companies for over 20 years in various management positions.

Richard Thompson, 30 ........       Director of the Company since December 1993. Mr. Thompson has been the
                                    President and owner of MST Steel Corp., based in Warren, Michigan, since 1998 and was Vice President of MST Steel Corp. since 1991. MST Steel Corp. is a steel service center that warehouses, processes and sells flat-rolled steel, primarily for the automotive industry.


CERTAIN INFORMATION REGARDING THE NOMINEES

         Robert Clemente, Director and Chairman of the board, is the brother of Paul Clemente, who is a Vice President and a member of the Company's Operating Committee. There are no other family relationships among the directors listed above or the company's executive officers.

DIRECTORS' COMMITTEES AND MEETINGS

         During the fiscal year ended September 30, 1999, the Board held four meetings and all Directors attended those meetings. The Board has an Audit Committee and a Compensation and Remuneration Committee.

         The Audit Committee, which met four times last year, is responsible for recommending to the Board of Directors the selection of the independent public accountants; approving the scope and nature of services provided by the independent public accountants; reviewing the results of the annual audit with the independent accountants; and evaluating their independence. The current members of the Audit Committee are Richard Thompson, Gregory Adamczyk and Rocco Pollifrone.

         The Compensation Committee, which held four meetings last year, reviews the performance of and determines the salary levels and other compensation arrangements for the Company's executive officers. The current members of the Compensation Committee are Rocco Pollifrone and Richard Thompson.


                                   PROPOSAL 3

          RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

    The Board of Directors has selected Rehmann Robson P.C. as our independent public accountants for the fiscal year ending September 30, 2000. The Board of Directors has directed that management submit the selection of independent auditors for the fiscal year ending September 30, 2000 for ratification by the stockholders at the Annual Meeting. As our independent public accountants, Rehmann Robson, P.C. will review our reports filed with the Securities and Exchange Commission and consult with us in connection with various accounting and financial reporting matters. Representatives of Rehmann Robson P.C. are expected to be present at the 2000 Annual Meeting of Stockholders, will have an opportunity to make a statement if they so desire, and will expect to respond to appropriate questions.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE APPOINTMENT FOR FISCAL 2000 OF REHMANN ROBSON, P.C. AS INDEPENDENT PUBLIC ACCOUNTANTS.

                               EXECUTIVE OFFICERS

         The executive officers shown below currently serve in the capacities indicated. Each executive officer holds his position until his successor is appointed or his death, resignation or removal by the Board.

       NAME                          AGE                   POSITIONS WITH THE COMPANY
       ----                          ----                  --------------------------
   Robert A. Clemente ........        47              Chairman of the Board since 1994 and Director since 1993

   Martin J. Eidemiller ......        43              Vice President since 1994, Member of the  Operating
                                                      Committee since June 1998 and Director from June 1998 through
                                                      August 2000.

   Paul D. Clemente ..........        37              Vice President since 1997 and Member of the Operating
                                                      Committee since June 1998.

   Scott J. Konieczny ........        35              Chief Financial Officer since October 1998, Secretary and Treasurer since June 1998, and member of the Operating Committee since April
                                                      1999.

         In June 1998, the Board of Directors formed an Operating Committee to fulfill the duties of the Company's president. Members of the Operating Committee are appointed by the Board of Directors and serve at the pleasure of the Board. Currently, Martin Eidemiller, Paul Clemente and Scott Konieczny serve on the Operating Committee.

                             EXECUTIVE COMPENSATION

SUMMARY OF COMPENSATION

         The following summary compensation table sets forth information concerning cash and non-cash compensation for services in all capacities awarded to, earned by or paid during the last three fiscal years to the Company's Chief Executive Officer and officers whose cash compensation exceeded One Hundred Thousand ($100,000) Dollars in any such fiscal year.

SUMMARY COMPENSATION TABLE

                                                                                            LONG-TERM
                                                                                          COMPENSATION
                                          ANNUAL COMPENSATION                                AWARDS
                                   --------------------------------                       ------------
                                                                       OTHER       SECURITIES
NAME AND PRINCIPAL POSITION                                            ANNUAL      UNDERLYING       ALL OTHER
       COMPENSATION                  YEAR      SALARY      BONUS    COMPENSATION      BONUS        OPTIONS (#)
       ------------                  ----      ------      -----    ------------      -----        -----------
Robert A. Clemente
    Chairman of the Board            1999     $150,000       -               -          -                  -
                                     1998      150,000       -               -          -                  -
                                     1997      150,000       -               -          -                  -

Martin J. Eidemiller
   Vice President                    1999     $120,000     $18,000            -          -                 -
    and Member of the                1998      117,500      25,000        15,000(1)      -                 -
   Operating Committee               1997      110,000      20,000            -          -                 -

Paul D. Clemente
     Vice President and              1999     $100,000      $5,800             -         -                 -
     Member of the
     Operating Committee

Scott J. Konieczny
     Chief Financial Officer,        1999      $90,000     $12,800             -         -                 -
     Secretary, Treasurer and
     Member of the Operating
     Committee

--------
(1) Paid in consideration of Mr. Eidemiller executing a noncompetition agreement with the Company.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUED

         The following table provides information on option exercises in fiscal 1999 by the Named Executive Officers and the value of such officers' unexercised options at September 30, 1999.

                                                           NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                          UNDERLYING UNEXERCISED         IN THE MONEY OPTIONS
                                                    OPTIONS AT FISCAL YEAR END(#)        AT FISCAL YEAR END($)
                              SHARES
                           ACQUIRED ON      VALUE
        NAME                 EXERCISE      REALIZED    EXERCISABLE   UNEXERCISABLE   EXERCISABLE    UNEXERCISABLE
        ----                 --------      --------    -----------   -------------   -----------    -------------
Robert A. Clemente                 -            -        36,000        9,000              -             -
Martin J. Eidemiller               -            -         8,000        2,000              -             -
Paul D. Clemente                   -            -         1,600        2,400              -             -
Scott J. Konieczny                 -            -         1,200          800              -             -

COMPENSATION PURSUANT TO STOCK OPTIONS

         During fiscal 1999, no options were awarded to any of the Company's Named Executive Officers. As of June 30, 2000, 35,000 options were outstanding to the Company's Named Executive Officers outside of the 1991 Non-qualified Stock Option Plan.

1991 NON-QUALIFIED STOCK OPTION PLAN

         On August 1, 1991, Secom's Board adopted a non-qualified stock option plan (the "1991 Plan"). The 1991 Plan authorizes the Board to grant stock options for a maximum total of 80,000 shares of Common Stock to those employees of Secom and its subsidiaries, including officers and directors, who have performed well in their capacities and who have potential for assuming higher levels of responsibility with Secom. The 1991 Plan is administered by the Board, which determines the persons who are to receive options and the terms of the options granted under the 1991 Plan. The option price of all options granted under the 1991 Plan shall not be less than the fair market value of the Common Stock at the date of grant. Under the 1991 Plan, options may be granted only during the recipient's employment, and must be exercised within a period fixed by the Board, which may not exceed ten (10) years from the date of grant unless earlier terminated as a result of the termination of the recipient's employment. However, if the recipient's employment is terminated as a result of death, total and permanent disability, retirement after age 65 or other reasons approved by the Board, those options may be exercised for specified periods up to twelve
(12) months after that termination. Options granted under the 1991 Plan may not be transferred except by reason of death. The 1991 Plan provides that the Board may establish a vesting schedule with respect to any options granted under the

1991 Plan which would limit the exercisability of those options and/or the sale or transfer of any shares purchased upon exercise of those options.

         As of June 30, 2000, stock options for 33,200 shares were outstanding to employees, including certain officers, pursuant to the 1991 Plan. During fiscal 1999, options to purchase shares of Common Stock were not awarded to any of the Company's Named Executive Officers.

COMPENSATION OF DIRECTORS

         The Directors of the Company do not receive compensation for attending Board Meetings or for being Board Members. During fiscal 1999, the Company paid $24,600 to Gregory Adamczyk, a Director of the Company, in consideration of services he performed in completing certain special projects authorized in fiscal 1998.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The Compensation Committee (the "Committee") was established as a standing committee of the Board in August 1992. Its purpose is to annually fix the salaries of the Chief Executive Officer and other Executive Officers of the Company, determine periodic bonuses and stock options for such executives, and administers other programs that would provide compensation to such executives. Rocco Pollifrone and Richard Thompson were appointed to the Compensation Committee in April 1999.

GENERAL

         It is the philosophy of the Committee to ensure that executive compensation is directly linked to continuous improvement in the Company's financial performance and stockholder value. The following objectives represent the underlying principles which support all compensation decisions:

         - Allow the Company to attract and retain quality professional talent among its executive officer group by establishing executive compensation that is competitive within its industry peer group.

         - Integrate compensation practices that promote the successful execution of the Company's long-term plans and goals.

         - Encourage Company stock ownership by its executive officers and enhance stockholder value through periodic stock option awards or other stock-based compensation arrangements.

         Executive compensation is reviewed on an annual basis by the Committee in conjunction with an analysis of each individual's performance. In addition, corporate performance is evaluated in a manner to ensure that compensation levels support the continued focus on increasing profitability and stockholder value. Conversely, in periods when corporate performance goals are not achieved, the Committee may decrease the level of overall individual compensation.

         The Committee also reviews independent compensation survey information from national and regional organizations that report compensation practices and salary levels for various executive positions at comparably sized companies that operate in similar lines of businesses of the Company.


SALARIES AND BONUSES

         The Committee's policy is to determine salaries and to award discretionary bonuses to key employees each year based on their individual performance and the overall performance of the Company during the immediately preceding year. The Committee's review of individual performance of an executive is largely a subjective test; the Committee considers the potential of the individual executive and the executive's performance in his or her position. In addition, the Committee consults with financial and other professionals who have experience with respect to the compensation levels of various executives at comparably sized companies that operate in similar lines of business as the Company. These professionals also utilize relevant independent compensation surveys for executive positions at comparably sized companies. Salaries for the Company's executives generally fall near the mean of salaries for similarly-situated companies.

         The Compensation Committee generally uses different criteria in determining each of the three components of an executive's compensation; base salary, options and bonuses. To determine the base salary, the Compensation Committee reviews the executive's past performance and prospects for future performance and establishes a fair and equitable base salary. The Compensation Committee rewards long-term performance through the granting of stock options. The Committee believes that the issuance of stock options provides an incentive to executives to increase the overall long-term financial performance of the Company. Cash bonuses are used to reward the short-term accomplishments of specific executives for favorable performance of the business units under their management. In granting bonuses, the Compensation Committee reviews recommendations from management, the executive's current base salary and the overall financial condition of the Company.

STOCK OPTIONS

         The Committee utilizes the 1991 Plan as a long term stock incentive plan to compensate executives based on the Company's long term growth. Since the option price on options granted under the 1991 Plan can not be less than the fair market value on the date of the grant, the Committee believes that this provides the Company's executives with the incentive to increase the Company's earnings and increase stockholder value.

FISCAL 1999 COMPENSATION CONCERNING CHIEF EXECUTIVE OFFICER

         Since June 1998, the Company has operated under a Board appointed Operating Committee, which fulfills the duties of the Company's president. Currently, the Operating Committee is comprised of Paul Clemente, Martin Eidemiller and Scott Konieczny. The Compensation Committee considers the performance of each individual member of the Operating Committee as well as the performance of the Company as a whole in determining the compensation of each member of the Operating Committee. Since each member of the Operating Committee is also an officer of the Company, the Board awarded each member nominal additional compensation commensurate with the additional responsibilities of the Operating Committee. In addition, during fiscal 1999, Robert Clemente performed several special projects for the Company as well as the duties of Chairman of the Board. In consideration of Mr. Robert Clemente performing the various special projects, the Compensation Committee maintained his salary at $150,000 for fiscal 1999, although no bonus or other compensation was awarded. Since many of the special projects had been completed by November 1999, the Compensation Committee reduced Mr. Clemente's salary to $75,000.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Both members of the Compensation Committee are Directors. There were no interlocks of executive officers or Board Members of the Compensation or equivalent Committee of another entity, which has any executive officers serving on the Compensation Committee of the Company. No executive officer of the Company serves as a director of another entity, one of whose executive officers served on the Compensation Committee of the Company. No executive officer of the Company served as a member of the Compensation Committee of another entity, one of whose executive officers served as a director of the Company. See also "Certain Relationships and Related Transactions" herein.

         Presented by:     The Compensation Committee of the Board of Directors
                           Richard Thompson
                           Rocco Pollifrone

COMPANY PERFORMANCE

         The following graph depicts a five (5) year comparison of cumulative total returns, assuming $100 was invested on September 30, 1994 in (a) Secom's Common Stock; (b) the NASDAQ Stock Market -- U.S. (as a broad equity market index) and (c) the NASDAQ non-financial index (as a peer group index utilizing a published industry index).

                  COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
                        AMONG SECOM GENERAL CORPORATION,
                      THE NASDAQ STOCK MARKET (U.S.) INDEX
                       AND THE NASDAQ NON-FINANCIAL INDEX



[PERFORMANCE GRAPH]

                                                         CUMULATIVE TOTAL RETURN
                                              ------------------------------------------------
                                                  9/94        9/95      9/96      9/97        9/98      9/99
                                                  ----        ----      ----      ----        ----      ----
Secom General Corporation ......                   100        104         92        78         14        22
NASDAQ Stock Market (U.S.) .....                   100        138        164       225        229       372
NASDAQ Non-financial ...........                   100        139        163       218        220       372

--------
* $100 invested on 9/30/94 in stock or index -- including reinvestment of dividends. Fiscal year ending September 30.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Mr. Clemente does not receive any portion of the fees paid by the Company to Munro & Munro. During 1999, Mr. Clemente provided legal services to MST Steel Corp., which is owned by Director Richard Thompson, and to Future Planning Corp., and Forward Planning Corp., whose principal owner and officer is Director Gregory Adamczyk.

                                  OTHER MATTERS

         As of the date of this Proxy Statement, our Board knows of no other matters which may properly be, or are likely to be, brought before the meeting. If any other matters should properly come before the Meeting, or any adjournment thereof, it is the intention of the persons named in the accompanying proxy to vote on such matters as they, in their discretion, may deem advisable.

         The Annual Meeting presentation will include an address by the Chairman Robert A. Clemente. A general discussion period will follow, at which time stockholders will have an opportunity to ask questions about the Company's business and operations.

PROPOSALS FOR 2001 ANNUAL MEETING

         In the event that we have not completed our liquidation by such time, we intend to mail next year's proxy statement to our stockholders on or about July 14, 2001. Any stockholder proposal intended to be presented at the Company's 2001 annual meeting of stockholders pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934 (the "Exchange Act") must be received by the Company at its executive offices.

         Rule 14a-4(c)(1) of the Exchange Act governs our use of our discretionary proxy voting authority with respect to a stockholder proposal which the stockholder has not sought to include our proxy statement. This Rule provides that if a proponent of a proposal fails to notify us in a reasonable time before we mail our proxy materials for this year, then the management proxies will be allowed to use their discretionary voting authority when the proposal is raised at the meeting, without any discussion of the matter in the proxy statement.



ANNUAL REPORT AND FORM 10-K

         All Stockholders of record on June 30, 2000 have been sent, or are concurrently being sent, a copy of the Company's 1999 Annual Report to Stockholders, which contains audited consolidated financial statements for the fiscal years ended September 30, 1999, 1998 and 1997.

         A copy of our Annual Report on Form 10-K for the fiscal year ended September 30, 1999 that was filed with the Securities and Exchange Commission may be obtained without charge (except for exhibits to that Form 10-K, which will be furnished upon payment of Secom's reasonable expenses in furnishing those exhibits). To obtain a copy of the 1999 Form 10-K, please send a written request to Secom General Corporation, Investor Relations, 46035 Grand River Avenue, Novi, Michigan 48374.

                                           By Order of the Board of Directors,

                                           /s/ Scott J. Konieczny
                                           SCOTT J. KONIECZNY
                                           Secretary

Novi, Michigan
July   , 2000
     --

                                    EXHIBIT A
                     PLAN OF LIQUIDATION AND DISSOLUTION OF
                            SECOM GENERAL CORPORATION

           WHEREAS, the Board of Directors (the "Board") of Secom General Corporation (the "Company"), a Delaware corporation, has deemed it advisable that the Company should be liquidated and subsequently dissolved and has approved and determined that this Plan of Liquidation and Dissolution of Secom General Corporation (this "Plan") is advisable and in the best interests of the stockholders of the Company; and

           WHEREAS, the Board has directed that this Plan be submitted to the stockholders of the Company for their approval or rejection at the annual meeting of stockholders of the Company to be held in or about August 24, 2000 or such other date as the Board may determine, in accordance with the requirements of the Delaware General Corporation Law (the "DGCL") and the Company's Certificate of Incorporation (the "Certificate of Incorporation") and has authorized the filing with the Securities and Exchange Commission (the "SEC"), and the distribution of a proxy statement to stockholders (the "Proxy Statement"), in connection with the solicitation of proxies for such meeting; and

           WHEREAS, the Board, upon substantial completion of the liquidation of the Company's properties and assets or such earlier time as determined in its discretion, may voluntarily dissolve the Company in accordance with the DGCL and the Internal Revenue Code of 1986, as amended (the "Code"), upon the terms and conditions set forth in this Plan;

           NOW, THEREFORE, the Board hereby adopts and sets forth this Plan of Liquidation and Dissolution of Secom General Corporation as follows:

                           I. EFFECTIVE DATE OF PLAN.

           The effective date of this Plan (the "Effective Date") shall be the date on which the stockholders of the Company vote to approve this Plan.

                      II. CESSATION OF BUSINESS ACTIVITIES.

           This Plan is intended to be a complete plan of liquidation and dissolution. After the Effective Date, the Company shall not engage in any business activities except for the purpose of preserving the value of its assets, prosecuting and defending suits by or against the Company, adjusting and winding up its business and affairs, selling and liquidating its properties and assets and making distributions to stockholders in accordance with this Plan. The directors in office on the Effective Date and, at the pleasure of such directors, the officers of the Company, shall continue in office solely for these purposes and as otherwise provided in this Plan.

                           III. LIQUIDATION OF ASSETS.

           After the Effective Date, the Company shall sell, exchange, transfer, lease, license, or otherwise dispose of all of its property and assets, including the Company's intellectual property and other intangible assets, to the extent, for such consideration (which may consist in whole or in part of money or other property) and upon such terms and conditions as the Board deems expedient and in the best interests of the Company and its stockholders, without any further vote or action by the Company's stockholders. The Company's assets and properties may be sold in bulk to one buyer or a small number of buyers or on a piecemeal basis to numerous buyers. The Company will not be required to obtain appraisals or other third party opinions as to the value of its properties and assets in connection with the liquidation. As part of the liquidation of its property and assets, the Company shall collect, or make provision for the collection of, all accounts receivable, debts and claims owing to the Company.

                              IV. PAYMENT OF DEBTS.

           Prior to making any distributions to the Company's stockholders, the Company shall pay, or as determined by the Board, make reasonable provision to pay, all claims and obligations of the Company, including all contingent, conditional or unmatured claims known to the Company.

           Following the Effective Date, the Board may, if and to the extent deemed necessary or advisable by the Board, establish a contingency reserve (the "Contingency Reserve") and set aside into the Contingency Reserve such amounts of cash or property of the Company as the Board, in its discretion, determines is sufficient to account for unknown events, claims, contingencies and expenses incurred in connection with the collection and defense of the Company's property and assets and the liquidation and dissolution provided for in this Plan. Following the payment, satisfaction or other resolution of all such events, claims, contingencies and expenses, any amounts remaining in the Contingency Reserve shall be distributed in accordance with this Plan.

                    V. DISTRIBUTIONS TO COMMON STOCKHOLDERS.

           Following the payment or the provision for the payment of the Company's claims and obligations as provided in Section IV, the Company shall distribute pro rata to the holders of the Common Stock all of its remaining property and assets, if any, in one or a series of distributions. The final distribution shall sometimes be referred to as the Dissolution Distribution.

                           VI. NOTICE OF LIQUIDATION.

           As soon as practicable after the Effective Date, but in no event later than twenty (20) days prior to the filing of the Certificate of Dissolution as provided in Section VII below, the Board may direct the officers to mail notice in accordance with the DGCL to all its creditors and employees that this Plan has been approved by the Board and the Company's stockholders.

                        VII. CERTIFICATE OF DISSOLUTION.

           At such time as the Board determines, in its discretion to be appropriate, the officers of the Company shall execute and cause to be filed with the Secretary of the State of Delaware (the "Secretary of State") and elsewhere as may be required or deemed appropriate, such documents as may be required to effectuate the dissolution of the Company, including a Certificate of Dissolution conforming to the requirements of Section 275 of the DGCL (the "Certificate of Dissolution"). From and after the date such documents are accepted by the Secretary of State, the Company will be deemed to be completely dissolved, but will continue to exist under Delaware law for the purposes of paying, satisfying and discharging any existing debts or obligations, collecting and distributing its assets, and doing all other acts required to liquidate and wind up the Company's business affairs. The members of the Board in office at the time the Certificate of Dissolution is accepted for filing by the Secretary of State shall have all powers provided to them under the DGCL and other applicable law.

                       VIII. POWERS OF BOARD AND OFFICERS.

           The Board and the officers of the Company are authorized to approve such changes to the terms of any of the actions referred to herein, to interpret any of the provisions of this Plan, and to make, execute and deliver such other agreements, conveyances, assignments, transfers, certificates and other documents and take such other action as the Board and the officers of the Company deem necessary or desirable in order to carry out the provisions of this Plan and effect the complete liquidation and dissolution of the Company in accordance with the Code and the DGCL and any rules and regulations of the SEC or any state securities commission, including, without limitation, any instruments of dissolution or other documents, and withdrawing any qualification to conduct business in any state in which the Company is so qualified, as well as the preparation and filing of any tax returns.

                           IX. CANCELLATION OF STOCK.

           The distributions to the Company's stockholders pursuant to this Plan, if any, shall be in complete redemption and cancellation of all of the outstanding Common Stock. As a condition to any disbursement made under the Plan after the filing of the Certificate of Dissolution, made the Board may require stockholders to surrender their certificates evidencing the Common Stock to the Company or its agent for cancellation. If a stockholder's certificate for shares of Common Stock has been lost, stolen or destroyed, such stockholder may be required, as a condition to the disbursement of any distribution under this Plan, to furnish to the Company satisfactory evidence of the loss, theft or destruction thereof, together with a surety bond or other security or indemnity reasonably satisfactory to the Company.

                     X. RESTRICTIONS ON TRANSFER OF SHARES.

           The Company shall close its stock transfer books and discontinue recording transfers of Common Stock at the close of business on the record date fixed by the Board for filing the Certificate of Dissolution (the "Dissolution Record Date"), and thereafter, certificate representing the Common Stock shall not be assignable or transferable on the books of the Company except by will, intestate succession or operation of law. The proportionate interests of all of the stockholders of the Company shall be fixed on the basis of their respective stock holdings at the close of business on the Dissolution Record Date, and, after the Dissolution Record Date, any distributions made by the Company shall be made solely to the stockholders of record at the close of business on the Dissolution Record Date, except as may be necessary to reflect subsequent transfers recorded on the books of the Company as a result of any assignments by will, intestate succession or operation of law.

                             XI. LIQUIDATING TRUST.

           If advisable for any reason to complete the liquidation and distribution of the Company's assets to its stockholders, the Board may at any time transfer to a liquidating trust (the "Trust") the remaining assets of the Company. The Trust thereupon shall succeed to all of the then remaining assets of the Company, including all amounts in the Contingency Reserve, and any remaining liabilities and obligations of the Company. However, if all of the Company's assets are not distributed within three years after the date the Certificate of Dissolution is filed, the Company will transfer all of its remaining assets to the Liquidating Trust. The sole purpose of the Trust shall be to prosecute and defend suits by or against the Company, to settle and close the business of the Company, to dispose of and convey the assets of the Company, to satisfy the remaining liabilities and obligations of the Company and to collect and distribute the remaining assets of the Company to its stockholders. Any distributions made from the Trust shall be made in accordance with the provisions of this Plan. The Board may appoint one or more of its members to act as trustee or trustees of the Trust and to cause the Company to enter into a liquidating trust agreement with such trustee or trustees on such terms and conditions as the Board determines. Approval of this Plan by the stockholders also will constitute the approval by the stockholders of any appointment of the trustees and of the liquidating trust agreement between the Company and such trustees.

                               XII. COMPENSATION.

           The Company may pay to the Company's officers, directors, employees and agents or trustees, or any of them, compensation for services rendered in connection with the implementation of this Plan. Approval of this Plan by the stockholders of the Company shall constitute the approval of the stockholders of the payment of any such compensation referred to in this Section.

                             XIII. INDEMNIFICATION.

           The Company shall continue to indemnify its officers, directors, employees, agents and trustees in accordance with its Certificate of Incorporation, bylaws and any contractual arrangements as therein or elsewhere provided, and such indemnification shall apply to acts or omissions of such persons in connection with the implementation of this Plan and the winding up of the affairs of the Company. The Company's obligation to indemnify such persons may be satisfied out of the Contingency Reserve or out of assets transferred to the Trust, if any. The Board and the trustees of any Trust are authorized to obtain and maintain insurance as may be necessary to cover the Company's indemnification obligations.

                                   XIV. COSTS.

           The Company is authorized, empowered and directed to pay all legal, accounting, printing and other fees, costs and expenses for services rendered to the Company in connection with the preparation, adoption and implementation of this Plan, including, without limitation, any such fees and expenses incurred in connection with the preparation of a proxy statement for the meeting of stockholders to be held for the purpose, among others, of voting upon the approval of this Plan.

[PROXY CARD-- FRONT]

         SECOM GENERAL CORPORATION
         PROXY CARD FOR ANNUAL MEETING AUGUST 24, 2000

The undersigned hereby appoints Robert A. Clemente and Scott J. Konieczny or any one of them acting in the absence of the other, as attorneys and proxies of the undersigned, with full power of substitution, for and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of Secom General Corporation, a Delaware corporation (the "Company"), to be held
at                           , located at                           , Novi,
Michigan 48374, at 10:00 a.m. local time on Thursday, August 24, 2000, and at any adjournment or adjournments thereof, and to vote all shares of stock of the Company standing in the name of the undersigned, with all of the powers the undersigned would possess if personally present at such meeting.

1.   To approve and adopt the Company's Plan of Liquidation and Dissolution.
           [ ]  FOR          [ ]  AGAINST              [ ]  ABSTAIN

2.   Election of Directors [ ] FOR [ ] WITHHELD Nominees: Robert A. Clemente,
           Gregory Adamczyk, Rocco Pollifrone and Richard Thompson.

         For all of the above, except vote withheld for the following nominee(s):

         --------------------------------------------

3. To ratify and approve the selection of Rehmann Robson P.C. as independent auditors for the fiscal year ending September 30, 2000.

     [ ] FOR          [ ] AGAINST         [ ] ABSTAIN

4. Such other business as may properly come before the meeting or any adjournment thereof.

         (See reverse side)

[PROXY CARD BACK]

         MANAGEMENT AND THE BOARD OF DIRECTORS RECOMMEND A VOTE FOR THE APPROVAL OF THE FOREGOING PROPOSALS.

This Proxy is solicited on behalf of the Board of Directors of the Company. This Proxy when properly executed will be voted in the manner directed herein by the undersigned. If no direction is made, this Proxy will be voted for the above Proposals.

         Date:
              -------------------------

         ------------------------------
         Signature
         ------------------------------
         Signature

         NOTE: Please sign exactly as your name appears hereon.
         Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.